Exhibit 16.1

Pritchett, Siler & Hardy, PC
Certified Public Accountants

March 29, 2018

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re: Canfield Medical Supply
Commission File No. 333-182639

We have read the statements that we understand Canfield Medical Supply, Inc. will include under Item 4.01 of the Form 8-K report dated January 22, 2018 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/     Douglas W. Child

Pritchett, Siler & Hardy, PC
Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111                                                               P 801-328-2727  F 801-328-1123